UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2008

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Pennichuck Corporation

(Exact name of registrant as specified in its charter)

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New Hampshire	0-18552	02-0177370
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Manchester Street, Merrimack, New Hampshire 03054

(Address of Principal Executive Office) (Zip Code)

(603) 882-5191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On July 28, 2008, Pennichuck Corporation issued a press release announcing that the New Hampshire Public Utilities Commission (“NHPUC”) issued its order in the eminent domain conflict between the Company and the City of Nashua, New Hampshire. The NHPUC ruling relates to the taking of the public utility property of the Company’s Pennichuck Water Works, Inc. (“PWW”) regulated utility subsidiary.

The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. An unaudited balance sheet of PWW as of March 31, 2008 is attached as Exhibit 99.2 to this Form 8-K and is also incorporated herein by reference.

The Company also incorporates herein by reference, to the extent not superseded by the above referenced NHPUC order, the Company’s previous disclosure regarding eminent domain-related matters appearing in its Annual Report on Form 10-K for the year ended December 31, 2007, including without limitation the disclosure appearing under the captions “Business—Ongoing Eminent Domain Proceeding,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release – “New Hampshire Public utilities Commission Issues Eminent Domain Order”
99.2	Pennichuck Water Works, Inc. Unaudited Balance Sheet as of March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
(Registrant)

Date: July 29, 2008	By:	/s/ THOMAS C. LEONARD
Thomas C. Leonard
Senior Vice President and Chief Financial Officer

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